UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

CINCINNATI FINANCIAL CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 4, 2014

Dear Cincinnati Financial Corporation Shareholder,

A recent mailing that you received incorrectly included an enclosure stating “Since this is a nov-voting class, the enclosed material is being provided to you as information only.” Please disregard this enclosure, and be assured that all shares of Cincinnati Financial are voting class.

As a shareholder of record on February 28, 2014, you are in fact entitled to vote your shares.

If you have already voted, there is no need to vote again. If you have not voted, we have enclosed a new Notice form that you may use to vote your shares along with instructions on how to view Cincinnati Financial’s 2014 proxy materials online. Voting via the telephone or Internet is available at no cost to you. You may also vote by mail using the enclosed postage-paid envelope.

Broadridge Financial Solutions apologizes for any confusion our error may have caused.

Sincerely,

Broadridge Financial Solutions